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                                                                    Exhibit 10.1

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                              SUBLEASE AGREEMENT

  This Sublease Agreement ("Sublease") is executed as of June 16th, 1998, by and between APL LAND TRANSPORT SERVICES, INC., a Tennessee corporation ("Sublandlord") and PLATINUM TECHNOLOGY, INC., a Delaware corporation (the "Subtenant").

                                  WITNESSETH:
                                  -----------
  WHEREAS, Sublandlord is the tenant of the premises demised under a certain Office Lease dated March 29, 1993, by and between Sublandlord, as tenant, and LaSalle National Trust, N.A. as Trustee under Trust Agreement dated July 15, 1984 and known as Trust No. 108702, as landlord, which lease is hereinafter referred to as the "Base Lease." The term "Landlord" as used herein shall mean the successors and assigns of the original landlord under the Base Lease.

  WHEREAS, Sublandlord has agreed with Subtenant to sublease to Subtenant a certain portion of the premises occupied by Sublandlord under the terms of the Base Lease, upon the terms and conditions herein provided.

  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

  1. Premises. Sublandlord hereby leases to Subtenant a portion of those certain premises leased to Sublandlord under the Base Lease (the "Subleased Premises") consisting of approximately Twenty One Thousand Five Hundred Seventy Five (21,575) rentable square feet as described and shown on Exhibit A attached hereto, which Subleased Premises are located on the fourth
(4th) floor of the building commonly known as 1901 South Meyers Road, Oakbrook Terrace, Illinois (the "Building"). Said designation of the size of the Subleased Premises shall be determinative between the parties.

  2. Term of Sublease. The term of the Sublease shall commence on the latter of (i) the full execution of this Sublease or (ii) Landlord's delivery of its consent to this Sublease or the waiver of its right to consent to the same, by affirmative act or lapse of time, (the "Commencement Date") and shall terminate on November 14, 1999, unless sooner terminated as provided herein.

  3. Rental. (a) As rental for the use of the Subleased Premises, Subtenant shall pay Monthly Gross Rent to Sublandlord of Twenty One Thousand Five Hundred Seventy Five and No/100 Dollars ($21,575.00) ($12.00 per rentable square foot per annum). Such rental shall be payable in advance on the Commencement Date and on the first day of each month during the term hereof. Such rental shall be prorated for
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partial months within the term hereof.

  (b) All rentals shall be payable to Sublandlord and shall be delivered to Sublandlord c/o APL Limited, 6060 Primacy Parkway, Suite 300, Memphis, TN 38119,
Attention: Shelley Carroll or at such location as Sublandlord may from time to time designate in writing.

  (c) All charges, costs and sums required to be paid by Subtenant hereunder shall be deemed to be rent. Subtenant's covenant to pay rent shall be independent of any other covenant in this Sublease. Rent shall be paid without any set-off or deduction whatsoever, except as specifically set forth herein.

  (d) As security for the performance of its obligations under this Sublease, Subtenant, upon its execution of this Sublease has paid to Sublandlord a security deposit (the "Security Deposit") in the amount of Thirty Two Thousand Three Hundred Sixty Two and 50/00 Dollars ($32,362.50). The Security Deposit may be applied by Sublandlord to cure any default of Subtenant beyond applicable notice and cure periods and upon notice by Sublandlord of such application, Subtenant shall replenish the Security Deposit in full by promptly paying to Sublandlord the amount so applied. Within forty five (45) days after the Expiration Date, Sublandlord shall return to Subtenant the balance, if any, of the Security Deposit. The Security Deposit shall not be deemed an advance payment of Rent or measure of damages for any default by Subtenant under this Sublease, nor shall it be a bar or defense to any action that Sublandlord may at any time commence against Subtenant. Sublandlord shall not be required to segregate the Security Deposit from its general funds. Subtenant shall not be entitled to any interest payment on the Security Deposit.

  4. Use of Subleased Premises. (a) Subtenant shall use the Subleased Premises for general office purposes or as otherwise permitted by the Base Lease.

  (b) Subtenant shall be conclusively deemed to have accepted the Subleased Premises in the condition existing on the date Subtenant first takes possession thereof and to have waived all claims relating to the condition of the Subleased Premises. No agreement of Sublandlord to alter, remodel, decorate, clean or improve the Subleased Premises or the Building and no representation regarding the condition of the Subleased Premises has been made by or on behalf of Sublandlord to Subtenant, except as specifically stated in this Sublease. Notwithstanding the foregoing to the contrary, as of the end of the term hereof and provided Subtenant is not in default hereunder beyond applicable cure periods, Sublandlord shall assign and transfer to Subtenant, as if by bill of sale, all furniture located in the Subleased Premises as of the date of this Sublease, together with the racks, wiring and audio visual equipment located in the phone room in the Subleased Premises, provided Subtenant shall have the use of said furniture during the term hereof if Subtenant is not in default hereunder beyond applicable cure periods. Subtenant shall accept the foregoing in an "as is", "where is" physical condition, without any representation or warranty on the part of Sublandlord, except for Sublandlord's representation of its ownership of the same. The
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maintenance and repair obligations set forth in paragraph 5 below shall apply to the foregoing furniture and equipment.

  (c) Subtenant shall make arrangements directly with the telephone company for telephone service to the Subleased Premises. Subtenant shall promptly pay and be solely responsible for the entire cost of all such service. Subtenant shall also pay upon Sublandlord's demand the reasonable cost of removing any special equipment installed by Subtenant in the Subleased Premises upon expiration of the term of the Sublease or the termination of this Sublease, provided no such removal shall be required if the term hereof shall end on November 14, 1999, and such removal is not required pursuant to the terms of the Base Lease. Subtenant shall make all necessary arrangements with the utility company serving the Building for electricity to be used in the Subleased Premises, and Subtenant shall pay all charges with respect thereto before the same shall be due. Subtenant shall make no alterations or additions to the wiring installation, electric equipment or appliances without the prior written consent of Sublandlord in each instance. Subtenant acknowledges that the electrical feeder or riser capacity serving the Subleased Premises on the Commencement Date is adequate to serve its use of the same. Subtenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation.

  (d) Subtenant shall be entitled to possession of the Subleased Premises upon the Commencement Date. In the event of the failure of Sublandlord to deliver possession of the Subleased Premises upon the Commencement Date, neither Sublandlord nor its agents shall be liable for any damages caused thereby, nor shall this Sublease thereby become void or voidable, nor shall the term of this Sublease be in any way extended but in such event said term shall begin when Sublandlord does deliver possession of the Subleased Premises, and the Subtenant shall not be liable for any monthly gross rent until the time that Sublandlord delivers such possession. Notwithstanding anything contained herein to the contrary, Subtenant may terminate this Sublease in the event the Commencement Date shall not occur by August 1, 1998, provided Subtenant must deliver notice of such termination to Sublandlord on or before the fifth (5th) day following said date.

  5. Maintenance and Repairs. (a) Subtenant shall, at Subtenant's sole cost and expense and to the extent required of the tenant under the Base Lease, keep the Subleased Premises in good repair and condition, and shall perform all obligations of Sublandlord under the Base Lease with respect thereto.

  (b) Upon the termination of this Sublease, Subtenant shall deliver possession of the Subleased Premises to Sublandlord in good order, condition and repair, and otherwise as required by, and subject to, the provisions of the Base Lease.

  (c) Subtenant shall not, without the prior written consent of Sublandlord, make or cause to be made any alterations, improvements, additions, installations or decorations in or to the Subleased Premises. Sublandlord may require as a condition
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of granting such consent that, before commencement of any such work or delivery of any materials into the Subleased Premises or the Building, Subtenant shall furnish to Sublandlord and Landlord for approval architectural plans and specifications, names and addresses of all contractors, contracts, necessary permits and licenses, certificates of insurance and instruments of indemnification against any and all claims, costs, expenses, damages and liabilities which may arise in connection with such work, all in such form and amount as may be reasonably satisfactory to Sublandlord and Landlord. Subtenant agrees to hold Sublandlord, Landlord and their respective agents and employees forever harmless against all claims and liabilities of every kind, nature and description which may arise out of or in any way be connected with such work. All such work shall be done only by contractors or mechanics reasonably approved by Sublandlord and Landlord (which approval may be withheld in Sublandlord's and Landlord's reasonable discretion) and at such time and in such manner as Sublandlord and Landlord may from time to time reasonably designate. Subtenant shall pay the cost of all such work and the cost of decorating the Subleased Premises and the Building occasioned thereby. Upon completion of such work, Subtenant shall furnish Sublandlord with contractor's affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith. All such work shall be in accordance with the Base Lease, applicable legal, governmental and quasi-governmental requirements, ordinances and rules (including the Board of Fire Underwriters), and all requirements of applicable insurance companies. All such work shall be done in a good and workmanlike manner, with the use of good grades of materials and in conformity with so-called building standards. Sublandlord and Landlord may, at their option supervise, at Subtenant's cost (as provided in the Base Lease) construction operations in connection with such work; provided, however, that such supervision or right to supervise by Sublandlord shall not constitute any warranty by Sublandlord to Subtenant of the adequacy of the design, workmanship or quality of such work or materials for Subtenant's intended use or impose any liability upon Sublandlord or Landlord in connection with the performance of such work. All alterations, improvements, additions and installations to or on the Subleased Premises shall become part of the Subleased Premises at the time of their installation and, at the election of Sublandlord or Landlord, shall remain in the Subleased Premises at the expiration or termination of this Sublease, or termination of Subtenant's right of possession of the Subleased Premises, without compensation or credit to Subtenant. Subtenant shall not pledge, mortgage, hypothecate or in any way create a security interest in and to any of the alterations and improvements provided for herein to any creditor or third party without the prior written consent of Sublandlord and Landlord.

  6. Assignment. Subtenant shall not sublease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Sublease or the interest of Subtenant in this Sublease, in whole or in part, by operation of law or otherwise.

  7. Concerning the Base Lease. (a) It is understood and agreed that the interest of Sublandlord hereunder and in the Subleased Premises hereby demised is solely as tenant under the Base Lease, and that this Sublease and Subtenant's rights and Sublandlord's obligations hereunder are subject to and subordinate to the Base
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Lease, including the termination provisions thereof.

  (b) There are hereby reserved unto Sublandlord all rights reserved to the Landlord under the Base Lease.

  (c) Sublandlord shall have the benefit of all covenants and undertakings of the Landlord under the Base Lease insofar as they apply to the Subleased Premises, including the right to enforce such covenants and undertakings, by litigation or otherwise, but the sole obligation of Sublandlord hereunder with respect thereto shall be to give notice to the Landlord under the Base Lease of any non-performance thereof when Sublandlord hereunder shall receive written notice thereof from Subtenant hereunder, and to demand performance of same. Subtenant shall promptly deliver to Sublandlord copies of all notices received by Subtenant from Landlord with reference to the Subleased Premises. In the event of a default by Landlord under the Base Lease which adversely affects Subtenant's rights under this Sublease and/or its use and occupancy of the Subleased Premises, then Subtenant may upon Sublandlord's consent (which consent shall not be unreasonably withheld) pursue legal remedies against Landlord under the Base Lease, at Subtenant's sole cost and expense, and Sublandlord hereby consents to Subtenant's pursuit of such remedy and assigns to Subtenant its rights to pursue same.

  (d) As to the Subleased Premises, Subtenant hereby covenants and agrees to be bound by and to perform every term, provision, covenant and condition, expressed or implied, imposed upon Sublandlord by the Base Lease, except as otherwise expressly provided herein or with reference to rentals which are to be paid directly by Subtenant to Sublandlord, and except as otherwise expressly provided pursuant to the other provisions of this Sublease, provided the same are more restrictive than the applicable provisions in the Base Lease. All such obligations so assumed by Subtenant hereunder shall be for the benefit of, and shall be enforceable by, Sublandlord or Landlord or both. Subtenant agrees not to take any action in violation of the terms and conditions of the Base Lease, and Subtenant hereby agrees to indemnify, defend and hold Sublandlord harmless from and against any and all claims, expenses, damages and liabilities (including attorneys' fees and costs) to which Sublandlord may be subject by reason of Subtenant's failure to comply with any of the terms and conditions of the Base Lease, as to the Subleased Premises. Sublandlord agrees not to take any action in violation of the terms and conditions of the Base Lease.

  (e) Notwithstanding anything to the contrary in this Sublease, all of the Subtenant's rights hereunder shall be subject to prior or subsequent termination of the Base Lease, pursuant to any provisions thereof, or otherwise.

  (f) Sublandlord agrees not to enter into any amendment, modification, supplement or other termination agreement which will materially adversely increase Subtenant's obligations or materially adversely decrease Subtenant's rights under this Sublease or the Base Lease. Sublandlord represents and warrants that it is not in default (beyond applicable cure periods) of its obligations under the Base Lease.
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Further, Sublandlord agrees to perform its obligations under the Base Lease so as to avoid a default (beyond applicable cure periods) thereunder. Sublandlord shall not do anything or suffer or knowingly permit anything to be done which results in a default (beyond applicable cure periods) under the Base Lease or permit the Base to be cancelled or terminated.

  In the event Sublandlord shall default in the performance of any monetary obligations under the Base Lease which will have a material adverse affect upon Subtenant, and Sublandlord shall fail to cure said default within thirty (30) days following written notice from Subtenant with respect thereto, Subtenant shall be permitted to cure such default by tendering performance directly to Landlord and Sublandlord shall pay to Subtenant all costs and expenses incurred by Subtenant with respect to the same, provided Subtenant is not in default hereunder.

  8. Indemnity, Exoneration. (a) Subtenant shall defend, hold harmless and indemnify Sublandlord at all times against any loss, damage, costs or expenses by reason of any accident, injury (including death), loss or damage occurring on or about the Subleased Premises or resulting from any act or thing done or omitted to be done on or about the Subleased Premises by Subtenant or Subtenant's agents, employees, invitees and/or contractors.

  (b) Except with respect to the negligence of Sublandlord or its agents, contractors or employees, neither Sublandlord, nor its agents, partners, employees or contractors shall be liable for any accident, injury (including death), loss or damage resulting to any person or property sustained by Subtenant or Subtenant's agents, employees, contractors or invitees, or any occupant of the Building or anyone claiming by or through them and resulting from any defect in the Building or the Subleased Premises, or in any equipment or appurtenance in the same, or resulting from any accident or occurrence in or about the Building or the Subleased Premises, or resulting directly or indirectly from any acts of negligence of any tenant or other occupant of Building, or of any person or entity whatsoever. All property of Subtenant or Subtenant's agents, employees, contractors and invitees, or of any occupant or user of the Subleased Premises shall be at the risk of Subtenant or such other person or entity only, and Sublandlord shall not be liable for any damage thereto except with respect to the negligence of Sublandlord or its agents, contractors or employees.

  9. Default by Subtenant. In the event of the breach by Subtenant of any of the terms, provisions, covenants, conditions or agreements of this Sublease Agreement, or of the Base Lease, Sublandlord shall have all the rights of the Landlord under the Base Lease and Subtenant shall be subject to all provisions thereof respecting the Tenant under the Base Lease.

  10. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed given and delivered, whether or not received, when personally delivered by the other party or its designated agent or courier service, or, if sent by mail, when deposited in the United States Mail, postage prepaid and properly
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                                                                          Page 7

addressed, certified mail, return receipt requested, at the following addresses:
(i) To Sublandlord: Ann Hasse, Esq., APL Land Transport Services, Inc., 1111 Broadway, Oakland, California 94607 and to Paul R. Diamond, Holleb & Coff, 55 East Monroe Street, Suite 3900, Chicago, Illinois 60603 or such other addresses as Sublandlord shall designate by written notice to Subtenant; and (ii) To
Subtenant: at the address of the Subleased Premises and at 1815 S. Meyers Road, Oak Brook Terrace, Illinois 60181, Attention: Legal Department, or such other address as Subtenant shall designate by written notice to Sublandlord.

  11. Condition Precedent. This Sublease, and the rights and obligations of all parties hereto, are subject to the condition precedent of the consent of such Landlord to the making of this Sublease Agreement.

  12. Holding Over. In the event Subtenant shall retain possession of the Subleased Premises, or any portion thereof, after the expiration or termination of this Sublease, Subtenant shall defend, indemnify and hold harmless Sublessor with respect to any holdover claims made by the Landlord under the Base Lease and any costs incurred by Sublandlord with respect thereto.

  13. Real Estate Brokers. Subtenant and Sublandlord represent that they have not dealt with any real estate brokers, sales persons, or finders in connection with this Sublease other than Trammell Crow Company and LaSalle Partners and no other persons initiated or participated in the negotiation of this Sublease, or showed the Subleased Premises to Subtenant. Any party breaching said representation shall indemnify, defend and hold harmless the nonbreaching party from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation.

  14. Late Charges. Notwithstanding anything contained in the Base Lease to the contrary, all delinquent payments due from Subtenant to Sublandlord (i) shall bear interest at twelve percent (12%) per annum or the maximum rate permitted by law, and (ii) Subtenant shall pay a flat late charge of five percent (5%) of the delinquent rent.

  15. Sublandlord's Right to Perform Subtenant's Duties. Notwithstanding anything contained in the Base Lease, if Subtenant fails to timely perform any of its duties under this Sublease, Sublandlord shall have the right (but not the obligation), to perform such duty on behalf and at the expense of Subtenant without further prior notice to Subtenant, and all sums expended or expenses incurred by Sublandlord in performing such duty shall be deemed to be rent under this Sublease and shall be due and payable upon demand by Sublandlord, together with an administration charge of fifteen percent (15%) of the amounts so expended.

  16. Recording. Neither Sublandlord nor Subtenant shall record this Sublease; provided, however if Sublandlord requests, the parties shall execute and acknowledge a short form of sublease for recording purposes which shall be recorded at Sublandlord's expense.
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  17.  Joint Effort.  The preparation of this Sublease has been a joint effort of the parties hereto and the resulting document shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

  18. Rights of Sublandlord. Notwithstanding anything in this Sublease to the contrary, in no event shall Subtenant be obligated to pay sums coming due and payable under the Base Lease or otherwise. Sublandlord agrees that it will pay all sums due and payable under the Base Lease as and when the same become due and payable. Sublandlord represents and warrants to Subtenant that neither Landlord nor Sublandlord is in default under the Prime Lease nor any other agreement relating to the Sublease Premises, that no event has occurred which, with the passage of time or the giving of notice or both, would constitute such a default. In addition, Sublandlord further represents and warrants to Subtenant that neither Sublandlord nor any agent or affiliate of Sublandlord nor any agent of Sublandlord has received any notice of zoning, building, fire, health, safety, environmental or other violations of law which have not heretofore been entirely corrected. Notwithstanding anything to the contrary contained in this Sublease, Subtenant may, without the consent of Sublandlord and without application of any right of recapture, assign its interest in the Sublease or sublet a portion of the premises to an "affiliate" of Subtenant, provided Subtenant is permitted to do so and complies with the terms of the Base Lease. For purposes of this Sublease, an "affiliate" of Subtenant shall mean any entity which (i) owns all or a majority of the ownership interest of Subtenant either directly or indirectly through other subsidiaries or is owned or controlled by the same person or entity which owns Subtenant or which controls Subtenant, or
(ii) which results from a merger or consolidation with Subtenant. Additionally, this Sublease shall contain no provision restricting in any manner a change of control or a change in shareholders, directors, management or organization of Subtenant or any subsidiary or affiliate of Subtenant or any parent or to the issuance, sale, purchase or disposition of shares of Subtenant or any subsidiary or affiliate of Subtenant, provided, however, nothing contained herein shall be construed to limit Landlord's rights under the Base Lease.

  19. Calculation of Time. Unless specifically stated otherwise, any reference herein to a specific period of days shall be interpreted as a reference to calendar days; provided, however, that if such period would otherwise end on a Saturday, Sunday or generally recognized holiday, then the period shall be deemed to end on the following day.

  20. Partial Invalidity. If any term, covenant or condition of this Sublease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Sublease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, covenant or condition of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

  IN WITNESS WHEREOF, the parties hereto have executed this Sublease
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Agreement the day and year first above written.

Sublandlord:                          Subtenant:

APL LAND TRANSPORT SERVICES, INC.       PLATINUM TECHNOLOGY, INC.

By:  Michael Gedney                           By:   R. W. Powell
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Its: M.D. Central Region                      Its:  V.P. Real Estate
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